EXHIBIT 21.1

NEWCASTLE INVESTMENT CORP. SUBSIDIARIES

	Subsidiary	Jurisdiction of Incorporation/Organization
1	Fortress Asset Trust	Delaware
2	IMPAC CMB Trust 1998-C1	Delaware
3	IMPAC Commercial Assets Corporation	California
4	IMPAC Commercial Capital Corporation	California
5	IMPAC Commercial Holdings, Inc.	Maryland
6	LIV Holdings LLC	Delaware
7	NCT Holdings LLC	Delaware
8	Newcastle 2005-1 Asset Backed Note LLC	Delaware
9	Newcastle 2006-1 Asset Backed Note LLC	Delaware
10	Newcastle 2006-1 Depositor LLC	Delaware
11	Newcastle CDO V Corp.	Delaware
12	Newcastle CDO V Holdings LLC	Delaware
13	Newcastle CDO V, Ltd.	Cayman Islands
14	Newcastle CDO VI Corp.	Delaware
15	Newcastle CDO VI Holdings LLC	Delaware
16	Newcastle CDO VI, Ltd.	Cayman Islands
17	Newcastle CDO VII Holdings LLC	Delaware
18	Newcastle CDO VII Corp.	Delaware
19	Newcastle CDO VII Limited	Cayman Islands
20	Newcastle CDO VIII 1, Limited	Cayman Islands
21	Newcastle CDO VIII 2, Limited	Cayman Islands
22	Newcastle CDO VIII Holdings LLC	Delaware
23	Newcastle CDO VIII LLC	Delaware
24	Newcastle CDO IX 1, Limited	Cayman Islands
25	Newcastle CDO IX Holdings LLC	Delaware
26	Newcastle CDO IX LLC	Delaware
27	Newcastle MH I LLC	Delaware
28	Newcastle Mortgage Securities LLC	Delaware
29	Newcastle Mortgage Securities Trust 2004-1	Delaware
30	Newcastle Mortgage Securities Trust 2006-1	Delaware
31	Newcastle Mortgage Securities Trust 2007-1	Delaware
32	Newcastle Trust 1	Delaware
33	NIC Airport Corporate Center LLC	Delaware
34	NIC Apple Valley I LLC	Delaware
35	NIC Apple Valley II LLC	Delaware
36	NIC Apple Valley III LLC	Delaware
37	NIC CRA LLC	Delaware
38	NIC Dayton Towne Center LLC	Delaware
39	NIC DB LLC	Delaware
40	NIC DP LLC	Delaware
41	NIC OTC LLC	Delaware

42	NIC TP LLC	Delaware
43	NIC WL II LLC	Delaware
44	NIC WL LLC	Delaware
45	NIC SF LLC	Delaware
46	NIC Management LLC	Delaware
47	NIC SN LLC	Delaware
48	Xanadu Asset Holdings LLC	Delaware
49	SP I Term Facility LLC	Delaware
50	Dayton Asset Holding LLC	Delaware
51	NCT Holdings II LLC	Delaware
52	Newcastle Investment Trust 2010-MH1	Delaware
53	Newcastle Investment Trust 2011-MH1	Delaware
54	SSL Term Loan LLC	Delaware
55	NIC GH I LLC	Delaware
56	NIC GH II LLC	Delaware
57	NIC GH III LLC	Delaware
58	NIC GH IV LLC	Delaware
59	NIC GH V LLC	Delaware
60	NIC GH VI LLC	Delaware
61	NIC GH VII LLC	Delaware
62	NIC GH VIII LLC	Delaware
63	NIC GH IX LLC	Delaware
64	NIC GH X LLC	Delaware
65	NIC GH XI LLC	Delaware
66	NIC GH Equity LLC	Delaware
67	NIC GH XII LLC	Delaware
68	NIC GH XIII LLC	Delaware
69	NIC GH XIV LLC	Delaware
70	NIC GH XV LLC	Delaware
71	NIC GH XVI LLC	Delaware
72	NIC GH XVII LLC	Delaware
73	NIC GH XVIII LLC	Delaware
74	NIC GH XIX LLC	Delaware
75	NIC GH XXI LLC	Delaware
76	NIC GH XXII LLC	Delaware
77	NIC GH XXIII LLC	Delaware
78	NIC GH XXIV LLC	Delaware
79	CDO VIII Repack Limited	Delaware
80	NIC GH XX LLC	Delaware
81	NCT 2013 – VI Funding Ltd.	Cayman Islands
82	American Golf Leasing LLC	Delaware
83	NCT 2013-VI Funding Investors LLC	Delaware
84	Castle Sports & Entertainment Group, Inc.	Delaware
85	American Golf Group Holdings LLC	Delaware
86	Castle Sports & Entertainment Partners LLC	Delaware
87	Tower A LLC	Delaware

88	Tower A1 Holdings LLC	Delaware
89	Tower A2 Holdings LLC	Delaware
90	Tower B Holdings LLC	Delaware
91	Tower C Holdings LLC	Delaware
92	Tower B LLC	Delaware
93	Tower C LLC	Delaware
94	Vineyards Holdings LLC	Delaware
95	American Golf Partners LLC	Delaware
96	NGP Mezzanine, LLC	Delaware
97	NGP Realty Sub GP, LLC	Delaware
98	NGP Realty Sub, L.P.	Delaware
99	AGC Mezzanine Pledge LLC	Delaware
100	New AGC LLC	Delaware
101	American Golf Corporation	Delaware
102	American Golf of Atlanta	Georgia
103	CW Golf Partners LP	California
104	Golf Enterprises Inc.	Kansas
105	Persimmon Golf Club LLC	Delaware
106	Newcastle MH Depositor LLC	Delaware
107	Newcastle 2014-MH1 Property Owner LLC	Delaware